PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”) is made as of June 19, 2013, by and among Beacon Enterprise Solutions Group, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"); Focus Venture Partners, Inc., a corporation organized and existing under the laws of Nevada ("Focus"); the shareholders of Focus identified on the signature page hereto (the “Pledgors”) and Sichenzia Ross Friedman Ference LLP (the "Escrow Agent").

W I T N E S S E T H  T H A T:

WHEREAS, the Company, Focus and Beacon Acquisition Sub, Inc. have entered into an Amended and Restated Agreement and Plan of Merger dated June 19, 2013 (the "Merger Agreement") which, among other matters, provides for the issuance of 562,276 shares of Series D Preferred Stock of the Company to the Pledgors (the “Pledged Shares”); and

WHEREAS, the Pledgors have agreed to pledge the Pledged Shares in favor of the Secured Parties to secure the Secured Liabilities (as defined below); and

WHEREAS, to perfect the pledge and security interest in the Pledged Shares, the parties have agreed that the Pledged Shares shall be held in escrow under the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the parties thereto entering into the Merger Agreement, the parties hereto covenant and agree as follows:

I. Definitions

“Collateral” means, whether now existing or hereafter acquired, arising, or coming into existence, (a) all Pledged Shares; (b) all other shares, securities, membership interests, partnership interests, or other interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, conversion, reclassification, or other exchange therefor, and any subscriptions, warrants, rights, or options issued to the holder of, or otherwise in respect of, the Pledged Shares; (c) in the event of any consolidation, merger, amalgamation, or reorganization involving the Company and in which the Company is not the surviving entity, all shares of each class of the capital stock of the successor issuer formed by or resulting from such consolidation, merger, amalgamation, or reorganization; and (d) all proceeds and products of the foregoing, however and whenever acquired and in whatever form.

“Secured Liabilities” means any losses, damages, liabilities or amounts incurred by the Secured Parties in connection with the legal proceedings identified on Part 3.10 of the Focus Disclosure Schedule to the Merger Agreement, including, but not limited to, reasonable legal fees and any other costs to satisfy and/or defend any and all claims that may arise in connection with such claims.

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“Secured Parties” means the Company, Focus, Optos Capital Partners, LLC and each subsidiary of Optos Capital Partners, LLC as of the date hereof.

II.	A. Pledge

Pledgors agree, solely to the extent of their interest in the Collateral, to cause all Secured Liabilities to be promptly paid and satisfied. To secure the full and final payment and performance of the Secured Liabilities, each Pledgor hereby pledges and grants to the Secured Parties a lien and security interest in and to all of its present and future right, title, and interest in and to the Collateral. Neither the Secured Parties nor the Collateral Agent shall be under any obligation to sell any of the Collateral or otherwise to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other persons, but may do so at its option.

B. Delivery of Shares

Concurrently with the execution and delivery of this Agreement, (i) the Pledgors direct and authorize the Company to deliver the Pledged Shares to the Escrow Agent, and (ii) the Pledgors shall execute and deliver stock powers separate from the certificate (“Stock Powers”) in a form attached hereto as Exhibit A, executed in blank and medallion guaranteed. In addition, the Pledgors hereby agree to execute such documents as the Secured Parties or the Escrow Agent may request to transfer the Pledged Shares or the Collateral as may be required pursuant to the terms of this Agreement, including but not limited to executing Stock Powers with respect to shares received in exchange for the Pledged Shares.

C. Conversion of Pledged Shares

Without limiting any of the foregoing, the parties acknowledge that the Pledged Shares are subject to automatic conversion into common stock of the Company under the terms of the Certificate of Designation of Series D Preferred Stock filed with the Secretary of State of Nevada on June 17, 2013, and the parties agree that Escrow Agent is hereby authorized to deliver certificates for the Pledged Shares to the Company or the Company’s transfer agent and to take any other necessary steps in connection with any such conversion. Each Pledgor hereby consents that from time to time with or without notice to, or assent from, such Pledgor, any other security at any time held by or available to Secured Parties or Escrow Agent for any of the Secured Liabilities may be exchanged, surrendered, or released and any of the Secured Liabilities may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Secured Parties or Escrow Agent may see fit, and such Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit, or other dealing.

D. Voting of Collateral

For the avoidance of doubt, during the term of this Agreement and except for Collateral that has been transferred into the name of the Secured Parties or their nominees in connection with the Secured Parties’ rights hereunder, each Pledgor shall have the right to vote all or any portion of the Pledged Shares on all entity questions on which the Pledged Shares are entitled to vote. Each Pledgor represents to Secured Parties and Escrow Agent that such Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights), and such Pledgor agrees that neither the Secured Parties nor the Escrow Agent shall have any responsibility or liability for informing such Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

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III.	Release of Collateral

A. Release to Satisfy Secured Liabilities

The Secured Parties shall have the right to apply the Collateral or the proceeds from sale thereof against any and all Secured Liabilities incurred or suffered by the Secured Parties. From time to time on or before the expiration of the term provided in Section III.B, the Secured Parties may give written notice (a “Notice of Claim”) to the Escrow Agent and the Pledgors specifying, in the form attached hereto as Exhibit B, the nature and amount of the claim, the value of the Collateral at the time of the Notice of Claim, and the number of shares of Collateral to be transferred to the Secured Parties. If any Pledgor gives written notice to the Secured Parties and Escrow Agent disputing any Notice of Claim (a “Counter Notice”) within ten (10) days following the date of the Notice of Claim, such Notice of Claim shall be resolved as provided below. If no Counter Notice is delivered by a Pledgor to the Secured Parties and Escrow Agent within such ten (10) day period, then the information set forth in the Notice of Claim shall be deemed established, and the Escrow Agent shall promptly assign, pay, transfer and convey to the Secured Parties the number of shares of Collateral specified in the Notice of Claim. If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment of all or a portion with respect thereto only (i) to the extent a Claim is not disputed by a Counter Notice; (ii) in accordance with the joint written instructions of the Secured Parties and Pledgor; or (iii) in accordance with a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

B. Release upon Expiration of Term. Upon expiration of a period of one (1) year from the date hereof (the “Escrow Period”), the Escrow Agent shall release to the respective Pledgors such number of shares of the Collateral which it is holding pursuant to this Agreement and this Agreement shall be deemed terminated and this Agreement shall be released and discharged from all further obligations hereunder. Notwithstanding the foregoing, if any Notices of Claims have been asserted in a writing furnished to the Escrow Agent by the Company and remain unresolved on the date of the expiration of the Escrow Period, the escrow shall continue with respect to the amounts set forth in the Notices of Claims until the resolution of such Notices of Claims, and during such continuance, Escrow Agent shall continue to hold the Collateral up to the amount of the outstanding and unresolved Notices of Claims.

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C. Litigation Pending Upon Expiration of Term. If any of the legal proceedings disclosed in Part 3.10 of the Focus Disclosure Schedule have not been settled, or if a final judgment (with no further right of appeal) has not been entered with respect to any such legal proceeding, at the end of the Escrow Period, the Secured Parties may submit a Notice of Claim specifying the nature of the claim, the estimated amounts to be incurred by the Secured Parties in connection with any such legal proceeding, the fair market value of the Collateral at the time of such Notice of Claim, and the number of Pledged Shares representing the estimated amounts to be incurred by the Secured Parties. Any Notice of Claim filed pursuant to this Section III.C shall be treated as a disputed Notice of Claim, and the Escrow Agent shall release the number of Pledged Shares set forth in the Notice of Claim only (i) in accordance with the joint written instructions of the Secured Parties and Pledgor; or (ii) in accordance with a final non-appealable order of a court of competent jurisdiction, pursuant to the procedures set forth in Section III.A.

IV.	Termination by the Parties

If at any time the Escrow Agent shall receive a notice signed by or on behalf of the Secured Parties and a Pledgor that this Agreement has been terminated with respect to such Pledgor’s Collateral and instructing the Escrow Agent with respect to the disposition of the Collateral, the Escrow Agent shall release the Collateral in accordance with the instructions contained in such notice, and upon such release this Agreement shall be deemed terminated with respect to such Pledgor, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

V.	Nature of Duties; No Conflict; Liability

It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and do not represent a conflict of interest for the Escrow Agent to act, or continue to act, as counsel for any party to this Agreement with respect to any litigation or other matters arising out of this Agreement or otherwise. The Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Collateral until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Collateral to a court of competent jurisdiction or to the Company’s transfer agent.

VI.	Indemnification

The Company and Pledgors jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by the Company and Focus in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so paid if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

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VII.	Documents and Instructions

The Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of the Company purporting to act on behalf of the Company in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected, under Sections IV and V above, for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

VIII.	Conflicting Notices, Claims, Demands, or Instructions

If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Collateral, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Collateral, or any part thereof, the Escrow Agent may refuse to make any distribution and may retain the Collateral in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order. The Escrow Agent shall also be entitled to commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of the Company and Focus.

IX.	Advice of Counsel

The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section VI above for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the advice and instructions of such counsel. In the event that the Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which the Escrow Agent may thereafter suffer or incur in connection with this Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by the Company and Focus, jointly and severally. In the event that the Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to the Escrow Agent including the amounts attributable to services rendered by partners or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by the Company and the Pledgors, jointly and severally, unless such loss, liability or expense is due to the willful breach by the Escrow Agent of its duties hereunder.

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X.	Compensation and Expenses

Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $3,500, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

XI.	Resignation of Escrow Agent

The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to the Company and the Pledgors. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Collateral. In such event, the Escrow Agent shall not take any action until the Company and Pledgors have jointly designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by the Pledgors and the Company, the Escrow Agent shall promptly deliver the Collateral to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may, in its sole and absolute discretion, deposit the Collateral held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction or the Company’s transfer agent pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Collateral.

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XII.	Notices

All notices, consents, approvals, directions, and instructions required or permitted under this Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

If to the Company or the Secured Parties:

Beacon Enterprise Solutions Group, Inc.

If to the Company or the Secured Parties:
Beacon Enterprise Solutions Group, Inc.

Address:	9300 Shelbyville Road, Suite 1020
Louisville, KY 40222
Attention: Bruce W. Widener
Fax No.:	(502) 657-6601

E-mail Address:  bruce.widener@askbeacon.com

With a copy to:

Miller Wells PLLC

Address:	300 East Main Street
Suite 360
Lexington, KY 40507
Attention: Mason L. Miller, Esq.
Fax No.:	(859) 281-0079

E-mail Address: mmiller@millerwells.com

If to TBK 327 Partners LLC:

1758 Red Hawk Way

Bethlehem, PA 18015

Email Address: CFerguson@focusventurepartners.com

If to TLP Investments, LLC:

1464 Palma Blanca Court

Naples, FL 34119

If to Richard J. Coyle, Jr.:

6355 Rockmine Court

Las Vegas, NV 89118

Email Address: rjcddc@msn.com

If to Theresa Carlise:

4647 Saucon Creek Road, Suite 201

Center Valley, Pennsylvania 18034

If to Focus:

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Focus Venture Partners, Inc.

Address:	4647 Saucon Creek Road, Suite 201
Center Valley, Pennsylvania 18034
Attention:	Christopher Ferguson
Fax No.:	(610) 672-9999

Email Address: CFerguson@focusventurepartners.com

With a copy to:

Fox Rothschild LLP
Address:	2700 Kelly Road, Suite 300
Warrington, Pennsylvania 18976
Attention:	Adam G. Silverstein, Esq.
Fax No.:	(215) 345-7507

Email Address:  asilverstein@foxrothschild.com

If to the Escrow Agent:

Sichenzia Ross Friedman Ference LLP

Address:	61 Broadway, 32nd Floor
New York, NY 10006
Attention:	Richard A. Friedman, Esq.
Fax No.:	(212) 930-9725

Email Address:  rfriedman@srff.com

or to such other persons or addresses as any party may have furnished in writing to the other parties. Copies of all communications hereunder shall be sent to the Escrow Agent.

XII. Remedies

Secured Parties shall have, in addition to any other rights given by applicable law, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code. Secured Parties may sell or cause the Collateral, or any part thereof, to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price as Secured Parties may deem best, for cash or on credit or for future delivery, and the purchaser of any or all of such Collateral shall thereafter hold the same absolutely, free from any lien, claim, or right of any kind whatsoever. Unless the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Secured Parties will give each applicable Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with standard practices of banks, insurance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Secured Parties shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, even if such issuer would agree to do so.

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XIV.	Entire Agreement, Etc.

This Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented, or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party. If a conflict between the terms and provisions hereof and of the Merger Agreement occurs, the terms and provisions hereof shall govern the rights, obligations, and liabilities of the Escrow Agent.

XV.	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, assigns, distributees, and legal representatives.

XVI.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed original, but such counterparts together shall constitute one and the same instrument.

XVII.	Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York. Any action to enforce, arising out of, or relating in any way to any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within New York County, New York as is provided by law; and the parties hereto consent to the jurisdiction of the court or courts located within New York, New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by law.

XVIII.	Additional Documents and Act

The Company and Focus shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

By:
Name:
Title:
(the “Company”)

FOCUS VENTURE PARTNERS, INC.

By:
Name:
Title:
(“Focus”)

SICHENZIA ROSS FRIEDMAN
FERENCE LLP

By:
Name: Richard Friedman
Title: Partner
(“Escrow Agent”)

TBK 327 Partners LLC

By:
Name:
Title:

TLP Investments, LLC

By:
Name:
Title:

Richard J. Coyle, Jr.

Theresa Carlise
(“Pledgors”)

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Exhibit A

Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________________________________ the following shares of Series D Preferred Stock of BEACON ENTERPRISE SOLUTIONS GROUP, INC., a Nevada corporation:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

Dated as of _____________ ___, 20__.

By:
Name:
Title:

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Exhibit B

Notice of Claim

[Letterhead of Secured Party]

Gentlemen:

You are hereby instructed to release from escrow the number of shares (the “Pledged Shares”) specified below. The Company is entitled to receive the Pledged Shares in connection with the matter specified below:

Number of Pledged Shares:

Nature of Claim:

Dollar Value of Claim:

Dated:

Name of Secured Party

By:
Name:
Title:

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